Exhibit 10.19

SHAREHOLDERS’ AGREEMENT

by and among

VINTAGE WINE ESTATES, INC.,

a California corporation,

and

THE SHAREHOLDERS OF VINTAGE WINE ESTATES, INC.

Dated as of April 4, 2018

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

		Page

15.8	Descriptive Headings	30
15.9	Entire Agreement	30
15.10	Binding Effect	30
15.11	Applicable Law	30
15.12	Severability	30
15.13	Headings	30
15.14	No Strict Construction	30
15.15	Interpretation	31
15.16	Spousal Consent	31
15.17	Amendment of Prior Agreement	31

iii

SHAREHOLDERS’ AGREEMENT

This Shareholders’ Agreement (this “Agreement”) is made as of April 4, 2018 (the “Effective Date”) by and among Vintage Wine Estates, Inc., a California corporation (the “Company”); each Person identified on Schedule I-A and executing a signature page hereto (each, a “Series A Holder” and, collectively the “Series A Holders”); each Person identified on Schedule I-B and executing a signature page hereto (each, a “Series B Holder” and, collectively the “Series B Holders”); and each other Person who after the Effective Date acquires securities of the Company and agrees to become a party to, and bound by, this Agreement by executing a Joinder Agreement (as defined below).  The Persons listed on Schedules I-A and I-B, and the other Persons who become party to this Agreement and their respective Permitted Transferees are each referred to herein as a “Shareholder” and, collectively, as the “Shareholders”.

BACKGROUND

A.            The authorized capital structure of the Company consists of shares of Series A Stock, without par value (the “Series A Stock”), shares of Series B Stock, without par value (the “Series B Stock”), each with the rights, qualifications and preferences set forth in the Amended and Restated Articles of Incorporation of the Company (as amended and in effect from time to time, the “Charter”).

B.            The Company and certain of the Shareholders (the “Prior Shareholders”) are parties to (i) that certain Voting Agreement dated as of February 1, 2018, and amended and restated as of the date hereof (the “Prior Agreement”).

C.            Pursuant to Section 6.6 of the Prior Agreement, the written consent of Prior Shareholders holding more than fifty percent (50%) of the Shares (as defined in the Prior Agreement) of each of the Roney Shareholders and the Rudd Shareholders (each as defined in the Prior Agreement (the “Prior Agreement Requisite Shareholders”) is required to amend or terminate the Prior Agreement or waive any term thereof.

F.             The undersigned Shareholders constitute the Prior Agreement Requisite Shareholders, and such Prior Agreement Requisite Shareholders hereby approve the amendment and restatement of the Prior Agreement by entering into this Agreement.

G.            As of the Effective Date, the Company and TGAM Agribusiness Fund Holdings LP, a Delaware limited Partnership (“TGAM”) have entered into that certain Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which TGAM has agreed to purchase new shares of Series B Stock of the Company.

H.            The execution and delivery of this Agreement by the Company and the Requisite Shareholders is a condition to the closing of the issuance, sale and purchase of the Series B Stock pursuant to the Purchase Agreement.

I.             The parties to this Agreement desire to provide for certain restrictions on the disposition of the Company’s securities and the governance and operation of the Company.

AGREEMENT

The parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1          Definitions.  The following capitalized terms shall have the following meanings:

“Acquisition Transaction” means the acquisition by the Company of another Person’s business (whether by acquisition of stock or assets, or by merger, consolidation or other similar transaction).

“Affiliate” means with respect to any Person, any other Person which (directly or indirectly through one or more other Persons) is Controlling, Controlled by, or under Common Control with the Person referred to, and, if the Person referred to is a natural person, such Person’s Immediate Family Members.  An “Affiliate” with respect to the Company includes the Company’s direct or indirect Subsidiaries, whether or not in existence on the Effective Date.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in San Francisco, California.

“Control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Equity Securities” means any equity securities of the Company, including shares of Series A Stock and Series B Stock, by whatever name called, now owned or subsequently acquired by a Shareholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

“Estate Planning Entity” means, with respect to any individual, a trust, limited partnership, limited liability company or other fiduciary relationship for the benefit of such individual and/or such individual’s spouse and/or lineal descendants or a charitable foundation or organization established by such individual and/or such individual’s Immediate Family Members.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, in each case as amended from time to time, or any successor thereto.

“Fully-Diluted Basis” means the number of issued and outstanding shares of Series A Stock and Series B Stock determined, as of the date of determination, as if all issued and outstanding Stock Equivalents had been converted or exercised, if any; provided, however, that any Stock Equivalents that are subject to vesting but have not vested as of the date of computation shall be disregarded for purposes of determining Fully-Diluted Basis.

“GAAP” means generally accepted accounting principles as in force in the United States of America at the date of the determination thereof, consistently applied.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein or lineal descendants thereof.

“Independent Third Party” means a, with respect to a Shareholder, any Person who is not an Affiliate of such Shareholder.

“IPO” means an initial underwritten public offering of the Company’s Equity Securities pursuant to an effective registration statement filed under the Securities Act, other than pursuant to a registration statement on Form S-4, Form S-8 or any similar successor form.

“Major Investor” means each of TGAM, Roney and Rudd, so long as each, individually or together with such investor’s Affiliates, holds at least five percent (5%) of the then-outstanding Equity Securities on a Fully-Diluted Basis.

“Percentage Interest” means, with respect to any Shareholder, the percentage determined by dividing (i) the number of Shares held by such Shareholder, by (ii) the aggregate number of Shares outstanding at such time, and multiplying the result by 100.

“Permitted Transferee” means a Person to whom Securities are Transferred pursuant to Section 3.3.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or the United States of America or any other nation, state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Pro Rata Portion” means, with respect to any ROFO Purchasing Shareholder or any ROFR Purchasing Shareholder, on the date of the ROFO Offering Shareholder Offer Notice or the ROFR Offering Shareholder Offer Notice, respectively the number of Equity Securities equal to the product of (i) the total number of ROFO Offered Shares or ROFR Offered Shares, respectively and (ii) a fraction determined by dividing (x) the number of Shares by such ROFO Purchasing

Shareholder or ROFR Purchasing Shareholder, respectively, by (y) the total number of Shares owned by all of the ROFO Purchasing Shareholders or ROFR Purchasing Shareholders, respectively.

“Roney” means (i) Pat Roney, (ii) any Immediate Family Member of Pat Roney, (iii) any trust established by or for the benefit of Pat Roney or any Immediate Family Member of Pat Roney, (iv) any entities controlling, controlled by or under common control with Pat Roney or any Immediate Family Member of Pat Roney, and (v) any charitable trust, foundation or organization established by Pat Roney or any Immediate Family Member of Pat Roney.

“Rudd” means (i) Leslie Rudd, (ii) any Immediate Family Member of Leslie Rudd, (iii) any trust established by or for the benefit of Leslie Rudd or any Immediate Family Member of Leslie Rudd, (iv) any entities controlling, controlled by or under common control with Leslie Rudd or any Immediate Family Member of Leslie Rudd, and (v) any charitable trust, foundation or organization established by Leslie Rudd or any Immediate Family Member of Leslie Rudd.

“Sale of the Company” means either:  (a) the acquisition of the Company or a subsidiary by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger, conversion or consolidation), except any such acquisition involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to acquisition continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such acquisition, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such acquisition, the parent corporation of such surviving or resulting corporation (a “Stock Sale”); (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or (c) a Qualified IPO.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Securities” means:  (i) all Equity Securities; (ii) all Stock Equivalents; and (iii) all securities of the Company issued or issuable with respect to the securities referred to in clauses (i) or (ii) above, including by way of a stock split, stock dividend or other recapitalization.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, in each case as amended from time to time, or any successor thereto.

“Shares” means shares of Equity Securities.

“Stock Equivalents” means any (i) warrants, options or other rights to subscribe for, purchase or otherwise acquire any Equity Securities or (ii) any securities convertible into or exchangeable for Equity Securities.

“Subsidiary” means any Person of which the Company owns securities having a majority of the voting power in electing the board of directors directly or through one or more subsidiaries or, in the case of a partnership, limited liability partnership or other similar entity, securities conveying, directly or indirectly, a majority of the economic interests in such partnership or entity.

“Transfer” means any transfer, sale, assignment, pledge, encumbrance or other disposition (irrespective of whether any of the foregoing are effected, with or without consideration, voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death).

ARTICLE 2
REPRESENTATIONS

2.1          Shareholder Representations and Warranties.  By executing this Agreement or a Joinder Agreement (as defined below), each Shareholder represents and warrants to the Company and agrees and acknowledges, that:

(a)           Securities acquired by or for such Shareholder are not registered under the Securities Act and must be held by such Shareholder until such Securities are registered under the Securities Act or an exemption from such registration is available; the Company shall have no obligation to take any action that may be necessary to make available any exemption from registration under the Securities Act; and the Company shall give to the party responsible for recording Transfers of Securities “stop transfer” directions prohibiting Transfers in violation of the foregoing provisions of this Section 2.1(a).

(b)           Such Shareholder is familiar with Rule 144 adopted by the SEC (“Rule 144”) which establishes guidelines governing, among other things, the resale of “restricted securities” (such as the Securities, which are acquired from the issuer of such securities in a transaction not involving any IPO).

(c)           Rule 144 is not presently available for Transfers of the Securities because, among other things, the Company is not presently required to file the reports required to be filed by Section 15(d) of the Exchange Act and does not have a class of securities registered pursuant to Section 12 of that statute; and, even if the Company was required to file reports under the Exchange Act and had filed all reports required to be filed, reliance on Rule 144 to Transfer securities is subject to other restrictions and limitations, as set forth in Rule 144.

(d)           In connection with any Transfer of the Securities under Rule 144 or pursuant to any other exemption, such Shareholder may, at the option of the Company, be required to deliver to the Company an opinion of counsel for such Shareholder (reasonably acceptable to the Company), and/or receive an opinion of counsel for the Company, to the effect that all applicable federal and state securities law requirements have been met.

(e)           The execution, delivery and performance of this Agreement by such Shareholder do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Shareholder is a party or any judgment, order or decree to which such Shareholder is subject.

(f)            Such Shareholder has not and shall not grant any proxy or become party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement, provided that the Shareholders and the Company acknowledge and accept the proxy and power of attorney granted pursuant to Section 3 of the Prior Agreement.

(g)           The Company has made no representation or warranty to such Shareholder regarding accounting or tax treatment of such Shareholder’s Securities or the acquisition thereof.  The Company will owe no compensation of any kind to such Shareholder if the accounting or tax treatment of such Shareholder’s Securities or the acquisition thereof differs from that desired or expected by such Shareholder.

2.2          Additional Agreements and Understandings.  Each Shareholder acknowledges and agrees that Securities issued by the Company pursuant to a stock dividend, stock split, reclassification or like action, or pursuant to the exercise of a right granted by the Company to all holders of Securities to purchase Securities on a proportionate basis, shall be in all cases subject to the terms of this Agreement, including restrictions on Transfer, and for all purposes shall be treated in the same manner as the Securities which were split or reclassified or with respect to which a stock dividend was paid or rights to purchase stock on a proportionate basis were granted.  In the event of a merger of or exchange involving the Company where this Agreement does not terminate, any partnership units, membership units or shares of stock (and/or securities convertible into such units or shares) which are issued in exchange for Securities shall thereafter be deemed to be Securities subject to the terms of this Agreement.

ARTICLE 3
TRANSFERS

3.1          Restrictions on Transfers of Securities.  No Shareholder may Transfer any interest in any Securities except pursuant to this Article 3, Article 4, Article 5, or Article 6.  Notwithstanding anything to the contrary contained herein, (a) in no event shall any Shareholder be permitted to Transfer any interest in Securities to a competitor of the Company or Affiliate of a competitor of the Company, except pursuant to Article 6 or otherwise in connection with an Approved Sale (as defined in Section 6.1 below); provided, however, that Transfers to any Shareholder or any Affiliate of a Shareholder that may own, operate or otherwise be affiliated with a business that competes with the Company shall not be prohibited by this provision, and (b) a Transfer of Securities shall not be valid or of any force or effect if such Transfer would result in (i) a violation or breach of any applicable federal or state securities law or any agreement to which the Company or any Subsidiary is a party or (ii) any revocation or failure to qualify for any federal, state or local license or permit required to operate the Company’s business.  Any purported Transfer of Securities which is not made in accordance with the applicable provisions of this Agreement shall not be valid and shall have no force or effect.

3.2          Joinder.  Any Person (including any Permitted Transferee) to whom Securities are to be Transferred shall execute and deliver, as a condition to such Transfer, all documents deemed reasonably necessary by the Company, in consultation with its counsel, to evidence such party’s joinder in, acceptance of, and agreement with, the obligations with respect to such Securities contained in this Agreement, in substantially the form attached as Exhibit A hereto (such document, a “Joinder Agreement”).  Each such transferor of Securities shall, prior to the Transfer, cause the transferee thereof to execute and deliver a Joinder Agreement (and, if the transferee is a married individual and upon the request of the Company, cause such transferee’s spouse to execute and deliver to the Company a Spousal Consent in the form of Exhibit B hereto (“Spousal Consent”)).

3.3          Permitted Transfers.  Notwithstanding anything to the contrary contained herein, Securities may be Transferred only:  (i) by a Shareholder to any of such Shareholder’s Immediate Family Members (whether inter vivos or upon death); (ii) by a Shareholder to an Estate Planning Entity; (iii) by a Shareholder that is a Permitted Transferee back to the Shareholder who Transferred such Securities to such Permitted Transferee; (iv) by a Shareholder that is an entity to an Affiliate of such Shareholder, provided that, for Transfers other than those to Estate Planning Entities pursuant to clause (ii) above, such Permitted Transferee is reasonably acceptable to the Board; (v) with respect to Transfers by TGAM (or by a Permitted Transferee of TGAM), to (A) such Shareholder’s limited partners, (B) any successor fund or fund under common management, (C) a current or former Affiliate of TGAM, (D) any of their current employees, directors, managers or officers as of the Effective Date or (E) any current or former holder of equity interests therein, in each case so long as such transferee is managed by AGR Partners LLC, or, in the case of a transfer to an individual, so long as AGR Partners LLC is appointed as an agent or proxyholder with the authority to vote the Shares; (vii) Transfers of Shares owned as of the Effective Date from Roney to Rudd or from Rudd to Roney; or (viii) Transfers of Securities contemplated by and complying with Article 4 and Article 5, or Article 6, or Article 8, hereof.  No Securities may be Transferred pursuant to this Section 3.3 unless, prior to such Transfer, the transferee of such Securities has executed and delivered to the Company a Joinder Agreement (and, if the transferee is a married individual and upon the request of the Company, a Spousal Consent) with respect to the Securities so Transferred, and any Securities Transferred pursuant to this Section 3.3 will be subject thereafter to the rights of the Company and the Shareholders under this Agreement and entitled to the benefits of Securities under this Agreement.

ARTICLE 4
RIGHT OF FIRST OFFER

4.1          Right of First Offer.  At any time prior to the consummation of a Qualifying IPO, and subject to the terms and conditions specified in this Section 4.1 and, in the case of an offer received by Rudd or Roney, subject to and following the exercise of the rights of Rudd and Roney pursuant to Section 2.4 of the Prior Agreement, each Shareholder shall have a right of first offer if any other Shareholder (the “ROFO Offering Shareholder”) proposes to Transfer any Equity Securities (the “ROFO Offered Shares”) owned by it to any Independent Third Party.  Each time the ROFO Offering Shareholder proposes to Transfer any ROFO Offered Shares (other than Transfers permitted pursuant to Section 3.3 and Transfers made pursuant to Section 6.4 or Section 6.5), the ROFO Offering Shareholder shall first make an offering of the ROFO Offered Shares to the other Shareholders in accordance with the following provisions of this Section 4.1:

(a)           Offer Notice.

(i)            The ROFO Offering Shareholder shall give written notice (the “ROFO Offering Shareholder Notice”) to the Company and the other Shareholders stating its bona fide intention to Transfer the ROFO Offered Shares and specifying the number of ROFO Offered Shares and the material terms and conditions, including the price and the independent Third Party transsferee, pursuant to which the ROFO Offering Shareholder proposes to Transfer the ROFO Offered Shares.

(ii)           The ROFO Offering Shareholder Notice shall constitute the ROFO Offering Shareholder’s offer to Transfer the ROFO Offered Shares to the other Shareholders, which offer shall be irrevocable for a period of 30 Business Days (the “ROFO Notice Period”).

(b)           Exercise of Right of First Offer.  Upon receipt of the ROFO Offering Shareholder Notice, each Shareholder shall have until the end of the ROFO Notice Period to elect to purchase its Pro Rata Portion of the ROFO Offered Shares by delivering a written notice (a “ROFO Election Notice”) to the ROFO Offering Shareholder and the Company stating that it elects to purchase such ROFO Offered Shares on the terms specified in the ROFO Offering Shareholder Notice.  Any ROFO Offer Notice so delivered shall be binding upon delivery and irrevocable by the applicable Shareholder.  If one or more Shareholders fail to deliver a ROFO Election Notice (the “Non-Electing Shareholders”) and therefore do not offer to purchase their Pro Rata Portion of the ROFO Offered Shares (the “Remaining ROFO Shares”), the remaining Shareholders shall have the opportunity to elect to purchase their Pro Rata Portion of the Remaining ROFO Offered Shares by delivering a second written notice (a “Second ROFO Election Notice”) to the ROFO Offering Shareholder and the Company stating that it elects to purchase such Remaining ROFO Offered Shares on the terms specified in the ROFO Offering Shareholder Notice.  Any Second ROFO Offer Notice so delivered shall be binding upon delivery and irrevocable by the applicable Shareholder.

(c)           Consummation of Sale.  If no Shareholder delivers a ROFO Election Notice in accordance with Section 4.1(b), the ROFO Offering Shareholder may, during the 60 day period following the expiration of the ROFO Notice Period (which period may be extended for a reasonable time not to exceed 90 days to the extent reasonably necessary to obtain any required Government Approvals, (the “Waived ROFO Transfer Period”), and subject to the provisions of Section 6.5 with respect to those Shareholders who have not delivered ROFO Election Notices, Transfer all of the ROFO Offered Shares to the Independent Third Party identified in the ROFO Election Notice on terms and conditions no more favorable to the Independent Third Party than those set forth in the ROFO Offering Shareholder Notice.  If the ROFO Offering Shareholder does not Transfer the ROFO Offered Shares within such period or, if such Transfer is not consummated within the Waived ROFR Transfer Period, the rights provided hereunder shall be deemed to be revived and the ROFO Offered Shares shall not be offered to any Person unless first re-offered to the Shareholders in accordance with this Section 4.1.

4.2          Closing of Offered Securities.  If any Purchasing Shareholder has elected to purchase Offered Securities, the Transfer of such Offered Securities shall be consummated as soon as reasonably practical following the delivery of the election notices (the “ROFR Closing”).  The purchaser of such Offered Securities shall pay for the Offered Securities on the same terms and conditions as described in the ROFO Offering Shareholder Notice.  Any Offered Securities transferred pursuant to this Article 4 shall be transferred free and clear of all liens and encumbrances (other than those imposed by this Agreement or applicable law), and the purchasers of any Offered Securities pursuant to this Article 4 shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the sellers regarding such sale and to receive such other evidence, including applicable inheritance and estate tax waivers, as may be reasonably necessary (in such purchaser’s judgment) to effect the purchase of the Offered Securities.

4.3          Effect of Securities in Hands of the Transferee.  Securities that are Transferred pursuant to this Article 4 to a Person (including, without limitation, pursuant to Section 3.3) shall thereafter continue to be subject to all restrictions on Transfer and shall be entitled to all rights that are contained in this Agreement.  Without limiting the generality of the foregoing, any such transferee must comply with the provisions of this Article 4 if such transferee shall propose to Transfer any such Securities.

ARTICLE 5
RIGHT OF FIRST REFUSAL

5.1          Right of First Refusal.  At any time prior to the consummation of a Qualifying IPO, and subject to the terms and conditions specified in this Section 4.1, and, in the case of an offer received by Rudd or Roney, subject to and following the exercise of the rights of Rudd and Roney pursuant to Section 2.4 of the Prior Agreement, each Shareholder shall have a right of first refusal if any other Shareholder (the “ROFR Offering Shareholder”) receives an offer from an Independent Third Party that the ROFR Offering Shareholder desires to accept to purchase all or any portion of the Equity Securities owned by the ROFR Offering Shareholder (the “ROFR Offered Shares”).  Each time the ROFR Offering Shareholder receives an offer for any of its Equity Securities, the Offering Shareholder shall first make an offering of the Offered Shares to the other Shareholders in accordance with the following provisions of this Section 5.1 prior to Transferring such ROFR Offered Shares to the Independent Third Party (other than Transfers that are permitted by Section 3.3 or Transfers made pursuant to Section 6.4).

(a)           Offer Notice.

(i)            The ROFR Offering Stockholder shall, within five days of receipt of the offer from the Independent Third Party, give written notice (the “ROFR Offering Stockholder Notice”) to the Company and the other Shareholders stating that it has received a bona fide offer from an Independent Third Party and specifying:  (w) the number of ROFR Offered Shares to be sold by the ROFR Offering Stockholder; (x) the name of the person or entity who has offered to purchase such ROFR Offered Shares; (y) the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (z) the proposed date, time and location of the closing of the Transfer, which shall not be less than 60 days from the date of the Offering Stockholder Notice..

(ii)           The ROFR Offering Shareholder Notice shall constitute the ROFR Offering Shareholder’s offer to Transfer the ROFR Offered Shares to the other Shareholders, which offer shall be irrevocable for a period of 30 Business Days.

(iii)          By delivering the ROFR Offering Stockholder Notice, the ROFR Offering Stockholder represents and warrants to the Company and each other Shareholder that:  (x) the ROFR Offering Stockholder has full right, title and interest in and to the ROFR Offered Shares; (y) the ROFR Offering Stockholder has all the necessary power and authority and has taken all necessary action to sell such ROFR Offered Shares as contemplated by this Section 5.1; and (z) the ROFR Offered Shares are free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement.

(b)           Exercise of Right of First Refusal.

(i)            Upon receipt of the ROFR Offering Shareholder Notice, each Shareholder shall have 10 Business Days to elect to purchase all (but not less than all) of its Pro Rata Portion of the ROFR Offered Shares by delivering a written notice (a “ROFR Election Notice”) to the ROFR Offering Shareholder and the Company stating that it elects to purchase such ROFR Offered Shares on the terms specified in the ROFO Offering Shareholder Notice.  Any ROFR Election Notice so delivered shall be binding upon delivery and irrevocable by the applicable Shareholder.  If one or more Shareholders fail to deliver a ROFR Election Notice (the “Non-Electing Shareholders”) and therefore do not offer to purchase their Pro Rata Portion of the ROFR Offered Shares (the “Remaining ROFR Shares”), the remaining Shareholders shall have the opportunity to elect to purchase their Pro Rata Portion of the Remaining ROFR Offered Shares by delivering a second written notice (a “Second ROFR Election Notice”) to the ROFR Offering Shareholder and the Company stating that it elects to purchase such Remaining ROFR Offered Shares on the terms specified in the ROFR Offering Shareholder Notice.  Any Second ROFR Election Notice so delivered shall be binding upon delivery and irrevocable by the applicable Shareholder.

(ii)           Each Shareholder that does not deliver a ROFR Election Notice during the ROFR Notice Period shall be deemed to have waived all of such Stockholder’s rights to purchase the ROFR Offered Shares under this Section 5.1, and the ROFR Offering Stockholder shall thereafter, subject to the rights of any ROFR Purchasing Stockholder, be free to sell the ROFR Offered Shares to the Independent Third Party specified in the ROFR Offer Notice without any further obligation to such Shareholder pursuant to this Section 5.1.

(c)           Consummation of Sale.  If no Shareholder delivers a ROFR Offer Notice in accordance with Section 5.1(b), the ROFR Offering Shareholder may, during the 60 day period following the expiration of the ROFR Notice Period (which period may be extended for a reasonable time not to exceed 90 days to the extent reasonably necessary to obtain any required Government Approvals (the “Waived ROFR Transfer Period”), Transfer all of the ROFR Offered Shares to an Independent Third Party on terms and conditions no more favorable to the Independent Third Party than those set forth in the ROFR Offering Shareholder Notice.  If the ROFR Offering Shareholder does not Transfer the ROFR Offered Shares within such period or, if such Transfer is not consummated within the Waived ROFR Transfer Period, the rights provided hereunder shall be deemed to be revived and the ROFR Offered Shares shall not be offered to any Person unless first re-offered to the Shareholders in accordance with this Section 5.1.

(d)           Cooperation.  Each Shareholder shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 5.1 including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(e)           Closing.  At the closing of any sale and purchase pursuant to this Section 5.1, the ROFR Offering Stockholder shall deliver to the Purchasing Stockholder(s) certificate or certificates representing the ROFR Offered Shares to be sold (if any), accompanied by stock powers with signatures guaranteed and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefore from such ROFR Purchasing Stockholder(s) by certified or official bank check or by wire transfer of immediately available funds.

5.2          Closing of Offered Securities.  If any Purchasing Shareholder has elected to purchase Offered Securities, the Transfer of such Offered Securities shall be consummated as soon as reasonably practical following the delivery of the election notices (the “ROFR Closing”).  The purchaser of such Offered Securities shall pay for the Offered Securities on the same terms and conditions set forth in the ROFR Offering Shareholders Notice.  Any Offered Securities transferred pursuant to this Article 5 shall be transferred free and clear of all liens and encumbrances (other than those imposed by this Agreement or applicable law), and the purchasers of any Offered Securities pursuant to this Article 5 shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the sellers regarding such sale and to receive such other evidence, including applicable inheritance and estate tax waivers, as may be reasonably necessary (in such purchaser’s judgment) to effect the purchase of the Offered Securities.

5.3          Effect of Securities in Hands of the Transferee.  Securities that are Transferred pursuant to this Article 5 to a Person shall thereafter continue to be subject to all restrictions on Transfer and shall be entitled to all rights that are contained in this Agreement.  Without limiting the generality of the foregoing, any such transferee must comply with the provisions of this Article 5 if such transferee shall propose to Transfer any such Securities.

ARTICLE 6
LIQUIDITY EVENTS

6.1          Approved Sale.  Until the third anniversary of the Effective Date, no Person may effect a Sale of the Company, or otherwise liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation, or consent to any of the foregoing, at any time without the prior written consent of each of the Major Investors.  Any Sale of the Company conducted or proposed to be consummated in accordance with this Section 6.1 shall be referred to herein as an “Approved Sale.”

6.2          Qualified IPO.  In the event the Company effects an IPO that constitutes a Deemed Liquidation Event as defined in the Charter, at the closing of such IPO, the Series B Shareholders shall receive the Series B Bullet Payment, as defined in the Charter, that would otherwise be payable at such date.  Each Major Investor may elect to participate in such an IPO pursuant to this Section 6.2 by delivering written notice to the Company within fifteen (15) days following delivery of the IPO Notice, and any Major Investor that makes such election shall be entitled to sell, at the same price and on the same terms and conditions as the other Shareholders, a number of shares of the Securities being sold in such IPO equal to the product of (i) the quotient determined by dividing (A) the number of Shares (treating Series A Stock and Series B Stock as a single Security regardless of the class thereof) owned by such Shareholder, determined on a Fully-Diluted Basis, by (B) the aggregate number of Shares held by (B) the aggregate number of Shares held by all Shareholders, determined on a Fully-Diluted Basis, and (ii) the aggregate number of Shares to be sold in such IPO.  Any Sale of the Company conducted or proposed to be consummated in accordance with this Section 6.2 shall be referred to herein as a “Qualified IPO.”

6.3          Major Investor Sale Right.

(a)           At any time after the sixth anniversary hereof and upon written notice to the Company and the other Shareholders by any Major Investor, the Board will, and will cause the Company (subject to all applicable laws) to, (i) engage a nationally recognized investment bank to represent the Company in connection with a Sale of the Company and (ii) use best efforts to pursue, negotiate and consummate the Sale of the Company within one year of delivery of such Major Investor’s sale notice.  Each other Shareholder shall vote in favor of, consent to and raise no objections to such Sale of the Company, in accordance with clauses (i) through (vii) of Section 6.4(a) and to the extent required by Section 6.4(b).  Such Sale of the Company shall be conducted in accordance with, and the Company and the Shareholders shall have the same obligations and shall timely take all actions set forth in, Section 6.4 (except as set forth in the immediately preceding sentence).  Any Sale of the Company consummated pursuant to this Section 6.3 shall be subject to Sections 6.6 and 6.7 below.

6.4          Drag Along Rights.

(a)           Actions to be Taken.  To the extent permitted pursuant to Section 6.4(b), and subject to Section 6.1, Section 6.4(c), and Section 9.11, in the event that (i) the Company and (ii) the holders of at least seventy-five percent (75%) of the outstanding shares of Stock, voting together as a single class (collectively, the “Selling Shareholders”), approve a Sale of the Company in writing, specifying that this Section 6.4 shall apply to such transaction, then each Shareholder and the Company hereby agree:

(i)            if such transaction requires Shareholder approval, with respect to all Shares that such Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Approved Sale (together with any related amendment to the Charter required in order to implement such Approved Sale) and to vote in opposition to any and all other proposals that could be expected to delay or impair the ability of the Company to consummate such Approved Sale;

(ii)           if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Shareholder as is being proposed to be sold by the Selling Shareholders, and, except as permitted in Section 6.4(b) below, on the same terms and conditions as the Selling Shareholders;

(iii)          to execute and deliver all related documentation and take such other action in support of the Approved Sale as shall reasonably be requested by the Company or the Selling Shareholders in order to carry out the terms and provision of this Section 6.4, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(iv)          not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Approved Sale;

(v)           to irrevocably waive and refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Approved Sale;

(vi)          if the consideration to be paid in exchange for the Shares pursuant to this Section 6.4 includes any securities and due receipt thereof by any Shareholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Shareholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Shareholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Shareholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Shareholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

(vii)         in the event that the Selling Shareholders, in connection with such Approved Sale, appoint a Shareholder representative (the “Shareholder Representative”) with respect to matters affecting the Shareholders under the applicable definitive transaction agreements following consummation of such Approved Sale, (A) to consent to (I) the appointment of such Shareholder Representative, (II) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (III) the payment of such Shareholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Shareholder Representative in connection with such Shareholder Representative’s services and duties in connection with such Approved Sale and its related service as the representative of the Shareholders, and (B) not to assert any claim or commence any suit against the Shareholder Representative or any other Shareholder with respect to any action or inaction taken or failed to be taken by the Shareholder Representative in connection with its service as the Shareholder Representative, absent fraud or willful misconduct.

(b)           Exceptions.  A Shareholder will not be required to comply with Section 6.4(a) above in connection with any proposed Approved Sale unless upon the consummation of the Approved Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, and (ii) the aggregate consideration receivable by all holders of Equity Securities shall be allocated among the holders of Series A Stock and Series B Stock giving effect to the relative liquidation preferences to which the holders of Series A Stock and the holders of Series B Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Approved Sale is a Deemed Liquidation Event and the assets of the Company available for distribution in such Deemed Liquidation Event are equal to such aggregate consideration) in accordance with the Company’s Charter in effect immediately prior to the Approved Sale.

(c)           Irrevocable Proxy.  The Selling Shareholders shall be subject to an irrevocable proxy and power of attorney as set forth in Section 14.2(b).

6.5          Tag Along Rights.

(a)           If any Shareholder (the “Transferring Shareholder”) proposes at any time to sell or otherwise Transfer (in accordance with the terms of this Agreement and subject to Article 4 and Article 5) to a purchaser or related group of purchasers in one or more related transactions, excepting a Permitted Transfer, Securities representing at least ten percent (10%) of the outstanding Shares on a Fully-Diluted Basis, other than pursuant to a Sale of the Company pursuant to Section 6.4 above, (a “Participation Sale”), the Transferring Shareholder shall deliver written notice of such Participation Sale to each of the remaining Shareholders at least fifteen (15) days prior to such proposed Transfer (the “Participation Sale Notice”), and the provisions of this Section 6.5 shall apply.  The Participation Sale Notice shall make reference to the participation rights hereunder and shall describe in reasonable detail the classes or series and aggregate number of Shares the

Transferring Shareholder proposes to transfer, the identity of the prospective transferee(s), and the purchase price per share for the Shares and the other material terms and conditions of the Participation Sale.  The Transferring Shareholder may not avoid the provisions of this Section 6.5 by transferring Securities to an Affiliate and selling equity in such Affiliate, and any Affiliate receiving Securities shall be subject to the terms of this Agreement.

(b)           Each Shareholder may elect to participate in a Participation Sale pursuant to this Section 6.5 by delivering written notice to the Transferring Shareholder (together with an unconditional commitment to participate on the terms specified in the Participation Sale Notice) within fifteen (15) days following delivery of the Participation Sale Notice, and any Shareholder that makes such election shall be entitled to sell, at the same price and on the same terms and conditions as the Transferring Shareholder, a number of shares of the Securities being sold in such Participation Sale equal to the product of (i) the quotient determined by dividing (A) the number of Shares (treating Series A Stock and Series B Stock as a single Security regardless of the class thereof) owned by such Shareholder, determined on a Fully-Diluted Basis, by (B) the aggregate number of Shares held by all Shareholders, determined on a Fully-Diluted Basis, and (ii) the aggregate number of shares of such Securities to be sold in such transaction.  Any Shareholder who fails to deliver such notice of election shall be deemed to have waived all rights under this Section 6.5 with respect to such Participation Sale.

(c)           If the purchaser of any of the Securities to be sold in a Participation Sale refuses to buy Securities that any Shareholder has elected to include in the Participation Sale pursuant to Section 6.5(b) at a price per share equal to at least that to which such participating Shareholder would be entitled in a Sale of the Company if proceeds were allocated as if the Participation Sale were a Deemed Liquidation Event, assuming for this purpose that the Participation Sale is a Deemed Liquidation Event and the assets of the Company available for distribution in such Deemed Liquidation Event with respect to the participating shares are equal to such proceeds of the Participation Sale (such price, the “Preference Adjusted Price”), then the Transferring Shareholder and their Affiliates may not sell any Securities to such purchaser pursuant to such Participation Sale unless the Transferring Shareholder purchases from each such participating Shareholder the Securities that such participating Shareholder would have been entitled to sell under Section 6.5(b), at a price per share equal to the greater of (i) the price received by the Transferring Shareholder and (ii) the Preference Adjusted Price, as and on substantially similar terms and conditions as the Transferring Shareholder or such Affiliates are selling in such Participation Sale; provided, that any participating Shareholder may elect not to sell such Securities pursuant to this Section 6.5(c) following a determination of the purchase price for such Securities under this Section 6.5(c).  The Transferring Shareholder may not sell any Securities in an Approved Sale unless the purchaser purchases from each selling Shareholder the maximum amount of Securities that such selling Shareholder could have been obligated to sell under Section 6.5(a) above.

6.6          Share of Costs.  Each Shareholder participating in any transaction pursuant to Sections 6.1, 6.3, 6.4 or 6.5 shall bear its pro rata share (based upon the number of Shares sold by such Shareholder out of the total number of Shares sold by all Persons in such transaction, including option holders on an as-exercised basis) of the costs of any sale of Securities pursuant to Sections 6.1, 6.3, 6.4 or 6.5 to the extent such costs are not otherwise paid by the Company or the acquiring party; provided, however, that no Shareholder shall responsible for costs relating to breaches of representations personal to another Shareholder (e.g., re title to the other shareholder’s shares) and no Shareholder shall, in any event, be responsible for costs in excess of the proceeds received in such a transaction in excess of the proceeds received in such transaction by such Shareholder.  Costs incurred by a participating Shareholder on its own behalf shall not be considered costs of the transaction hereunder.

6.7          Indemnification and Other Agreements.  As a condition to the effective exercise of the rights in Sections 6.1, 6.3, 6.4 or 6.5, each participating Shareholder shall join in and agree to be bound by all provisions of the documents pursuant to which the transferee is to acquire securities (provided all participating Shareholders are treated in the same manner).  Without limiting the foregoing, any Shareholder participating in a transaction pursuant to this Article 6 shall be required to make such representations, warranties and covenants, and grant such indemnification, as may be required by the purchaser of the securities and have been made by the Transferring Shareholders or their Affiliates.  Each Shareholder participating in a transaction pursuant to this Article 6 shall bear a portion of any obligations with respect to representations, warranties, covenants, escrows, holdbacks and indemnities equal to its percentage of the total consideration received by all Shareholders participating in such transaction unless otherwise consented to by such Shareholder.

ARTICLE 7
PREEMPTIVE RIGHTS

7.1          Grant of Preemptive Rights.  Except as otherwise set forth in this Article 7 or the issuance of Equity Securities, Stock Equivalents or debt securities:  (a) to any Person who is not an Affiliate of either the Company or TGAM in connection with an Acquisition Transaction; (b) pursuant to a Qualified IPO; (c) to the current or future officers, employees or directors of, or consultants to, the Company or any of its Subsidiaries (or to any entity controlled by any of such officers, employees or directors) pursuant to an option plan or other equity incentive plan approved by the Board; (d) pursuant to the exercise of (but not, except as provided in the foregoing clause (c), in connection with the issuance of) any Stock Equivalent; or (e) in connection with the conversion of that certain Promissory Note issued by the Company in favor of the Leslie G. Rudd Living Trust, dated January 2, 2018, as amended, in the principal amount of $9,000,000 or that certain Promissory Note issued by the Company in favor of Pat Roney, dated January 2, 2018, as amended, in the principal amount of $1,000,000 into Equity Securities or other debt securities of the Company; if the Company authorizes, from time to time in one or more offerings, the issuance and sale of any Equity Securities, any Stock Equivalents or any debt securities (collectively, the “Preemptive Right Securities”), then, in accordance with the procedures set forth in this Article 7, the Company shall offer to sell such Preemptive Right Securities to each of the Major Investors.  For purposes of this Article 7, each such Major Investor shall be deemed a “Preemptive Right Holder” and collectively, the “Preemptive Right Holders”.

7.2          Preemptive Rights Notice.  The Company shall give a written notice (the “Preemptive Rights Notice”) to the Preemptive Right Holders, stating in reasonable detail (a) its bona fide intention to offer such Preemptive Right Securities, (b) the number of such Preemptive Right Securities to be offered, (c) the purchase price and payment terms, if any, upon which it proposes to offer such Preemptive Right Securities, (d) the twenty-five (25) day period from the delivery of such Preemptive Rights Notice in which such Preemptive Right Holder’s preemptive right may be exercised hereunder, and the procedures for the exercise of preemptive rights consistent with the procedures set forth herein, and (e) each Preemptive Right Holder’s Percentage Interest.

7.3          Exercise of Rights.

(a)           Each Preemptive Right Holder who is an accredited investor may exercise its preemptive rights hereunder by delivering a written notice (an “Exercise Notice”) to the Company and the other Preemptive Right Holders within twenty-five (25) days following delivery of the Preemptive Rights Notice, which Exercise Notice shall set forth the aggregate number or amount of Preemptive Right Securities that such Preemptive Right Holder desires to purchase.

(b)           If more than one Preemptive Rights Holder delivers an Exercise Notice, each such Preemptive Right Holder shall be entitled to purchase that number or amount of Preemptive Right Securities, determined by allocating all Preemptive Right Securities among the participating Preemptive Right Holders pro rata in accordance with their Percentage Interests until either (i) each Preemptive Right Holder has been allocated a number of Preemptive Right Securities equal to the number of Preemptive Right Securities set forth in such Preemptive Right Holder’s Exercise Notice or (ii) no additional Preemptive Right Securities are available for allocation.

(c)           If a Preemptive Right Holder exercises preemptive rights pursuant to this Article 7, such Preemptive Right Holder shall execute all documentation (including, without limitation, an accredited investor questionnaire), and take all actions, as may be reasonably requested by the Company in connection therewith.  Each Preemptive Right Holder exercising its preemptive rights pursuant to this Article 7, shall, as a condition to such exercise, also be required to purchase the same proportionate amount of any other securities that the purchasers of such Preemptive Right Securities purchase in connection with the issuance of the securities subject to the preemptive rights.

(d)           Upon issuance of Equity Securities or Stock Equivalents to a Preemptive Right Holder pursuant to this Article 7, all such Preemptive Right Securities shall be entitled to all rights and subject to all obligations applicable to the Securities held by such Preemptive Right Holder under this Agreement.

(e)           Each Preemptive Right Holder who fails for any reason to deliver an Exercise Notice in accordance with this Section 7.3 shall be deemed to have waived any and all of his, her or its rights under this Article 7 with respect to the then-contemplated sale of any Preemptive Right Securities.

(f)            The closing of any sale pursuant to this this Section 7.3 shall occur within the later of ninety (90) days of the date that the Preemptive Rights Notice is given and the date of initial sale of Preemptive Right Securities pursuant to Section 7.4.

7.4          Issuance Subsequent to Expiration of Offering Period.  Upon the expiration of the offering period described above, the Company shall be entitled to sell such Preemptive Right

Securities as the Preemptive Right Holders have not elected to purchase during the one hundred twenty (120)-day period following such expiration, on terms and conditions no more favorable to the purchasers thereof than those offered to the Preemptive Right Holders.  If the Company does not enter into a definitive agreement for the sale of the Preemptive Right Securities within such one hundred twenty (120)-day period, or if such agreement is not consummated within thirty (30) days of the execution thereof, any Preemptive Right Securities proposed to be offered or sold by the Company shall be reoffered to the Preemptive Right Holders pursuant to the terms of this Article 7.

ARTICLE 8
PUT OPTION

8.1          Grant of Put Option

(a)           Right to Sell.  Subject to the terms and conditions of this Agreement, at any time on or after the date that is the seventh anniversary of the Effective Date (the “Put Commencement Date”), each Major Investor (the “Exercising Shareholder”) shall have the right (the “Put Right”), but not the obligation, to cause the Company to purchase all but not less than all of its Shares (the “Put Shares”) at the Put Purchase Price (as defined in Section 8.1(e)).

(b)           Procedures

(i)            If any Exercising Shareholder desires to sell the Put Shares pursuant to Section 8.1(a), such Exercising Shareholder shall deliver to the Company a written, unconditional and irrevocable notice (the “Put Exercise Notice”) exercising the Put Right.

(ii)           Within two (2) business days of receiving a Put Exercise Notice, the Company shall give notice of such receipt to each Major Investor other than the initial Exercising Shareholder, and each such Shareholder shall be deemed to have elected to participate in the Put Right (and become an Exercising Shareholder) unless a written notice of such Major Investor’s election not to so participate or be an Exercising Shareholder shall be received by the Company within thirty (30) business days of the Company’s notice.

(iii)          By delivering the Put Exercise Notice or failing to elect not to participate in the Put Right, each Exercising Shareholder represents and warrants to the Company that (A) the Exercising Shareholder has full right, title and interest in and to the Shares, (B) the Exercising Shareholder has all the necessary power and authority and has taken all necessary action to sell such Shares as contemplated by this Section 8.1, and (C) the Shares are free and clear of any and all mortgages, pledges, security interests, options, rights of first offer, encumbrances or other restrictions or limitations of any nature whatsoever other than those arising as a result of or under the terms of this Agreement.

(iv)          Subject to Section 8.1(c) below, the closing of any sale of Shares pursuant to this Section 8.1 shall take place no later than 90 days following receipt by the Company of the Put Exercise Notice.  The Company shall give the Exercising Shareholder at least 10 days’ written notice of the date of closing (the “Put Right Closing Date”).

(c)           Consummation of sale.  The Company will, to the extent permitted under the Company’s credit agreement with its senior bank lender, pay the Put Purchase Price for the Shares by certified or official bank check or by wire transfer of immediately available funds on the Put Right Closing Date and/or, to the extent permitted by, and in compliance with, Section 8.1(f) below, one or more promissory notes.

(d)           Cooperation.  The Company and the Exercising Shareholder each shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 8.1, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(e)           Put Purchase Price.

(i)            In the event one or more Exercising Shareholders exercises the Put Right hereunder, the purchase price per share at which the Company shall be required to purchase the Put Shares (the “Put Purchase Price”) shall be, for Series A Shares, equal to the Fair Market Value of such Put Shares as of the date of the Put Exercise Notice, and, for Series B Shares, equal to the Fair Market Value of such Put Shares as of the date of the Put Exercise Notice plus all preference payments to which the Series B Stockholders would be entitled as if a Deemed Liquidation Event had occurred on the Put Right Closing Date.

(ii)           For purposes of this Article 8, (i) the term “Fair Market Value” shall mean, as of any particular date, (A) fair market value per share as determined jointly by the Board and Exercising Shareholders; provided, that if the Board and the Exercising Shareholders are unable to agree on the fair market value per share of the Put Shares within a reasonable period of time (not to exceed 15 Business Days from the Company’s receipt of the Put Exercise Notice), each Exercising Shareholder and the Company shall first specify in writing to the other party a proposed value for the Series A Shares and the Fair Market Value for such Put Shares shall be the value per Series A Share specified by the Exercising Shareholder, or the Company, whichever is closest to the value subsequently determined by an independent, nationally recognized investment banking, accounting or valuation firm (the “Valuation Firm”) jointly selected by the Board and the Exercising Shareholders (without discount for illiquidity, being a non-controlling interest or any other discounts that were not taken into account in the September 2016 valuation of the Company).  The Fair Market Value of each share of Series B Stock shall be equal to the Fair Market Value of a shares of Series A Stock plus the Series B Bullet Payment, as defined in the Charter.  The Company shall provide the Valuation Finn with all reasonably necessary Company financial and other records as the Valuation Firm may request.  The Valuation Firm shall deliver its written determination of the fair market value per share of the Put Shares within sixty (60) days of its engagement to the Exercising Shareholder and the

Company and such determination of the fair market value per share of Put Shares shall be final, conclusive, and binding on the parties.  The fees and expenses of the Valuation Firm shall be borne by the Company.  In determining the Fair Market Value of the Put Shares, an orderly sale transaction between a willing buyer and a willing seller shall be assumed, using valuation techniques then prevailing in the securities industry without regard to the lack of liquidity of the Put Shares due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale and assuming the sale of all of the issued and outstanding shares of Series A Stock and Series B Stock (including fractional interests) calculated on a fully diluted basis to include the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Series A Stock or Series B Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase Shares or securities convertible into or exchangeable for shares of Series A Stock or Series B Stock; provided, that such assumption shall not include those securities, rights and warrants (i) owned or held by or for the account of the Company or any of its subsidiaries, or (ii) convertible or exchangeable into Series A Stock or Series B Stock where the conversion, exchange or exercise price per share is greater than the Fair Market Value.

(f)            Payment.  In the event, and to the extent, that it is reasonably determined that the Company does not have available to it cash or available borrowing capacity (permitted to be used for such purchase) under existing debt facilities sufficient to purchase the Put Shares, payment for the portion of the aggregate Put Purchase Price may, subject to consent by any senior bank lender, be by a subordinated promissory note, in a form acceptable to Exercising Shareholder, bearing interest at the LIBOR Swap rate plus 700 basis points, with a term of two years and principal and interest being paid quarterly.

ARTICLE 9
GOVERNANCE

9.1          Size of the Board.  Each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at five (5) directors.

9.2          Board Composition.  Except as set forth in Section 9.2(b), each Shareholder agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of Shareholders at which an election of directors is held or pursuant to any written consent of the Shareholders, the following persons shall be elected to the Board:

(a)           One (1) person designated by TGAM (a “TGAM Director”), who shall initially be Ejnar Knudsen; and

(b)           Four (4) persons designated by the Series A Shareholders pursuant to the process specified in Schedule II hereto; who shall initially be:  Pat Roney, Leslie Rudd, Darrell Swank and James Lintott.

9.3          Failure to Designate a Board Member.  If the Person or the holders of at least a majority of the Shares entitled under Section 9.2 to designate a director fail to elect a sufficient number of directors to fill all directorships pursuant to Section 9.2, then any directorship so vacant shall remain vacant until such time as the Person or the applicable holders elect a person to fill such directorship by vote or written consent in lieu of a meeting in accordance with Section 9.2.

9.4          Removal of Board Members.  Each Shareholder also agrees to vote, or cause to be voted, all Shares owned by such Shareholder, or over which such Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)           no director elected pursuant to Sections 9.2 or 9.3 of this Agreement may be removed from office unless such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least a majority of the Shares, entitled under Section 9.2 to designate such director;

(b)           any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 9.2 or 9.3 shall be filled pursuant to the provisions of this Article 9, it being understood that such directorship shall remain vacant until such time as such vacancy has been filled pursuant to the provisions of this Article 9; and

(c)           upon the request of any party entitled to designate a director as provided in Section 9.2 to remove such director, such director shall be removed.

9.5          Agreement to Perform.  All Shareholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of Shareholders for the purpose of electing directors.

9.6          No Liability for Election of Recommended Directors.  No Shareholder, nor any Affiliate of any Shareholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Shareholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

9.7          Meetings.  The Board shall meet on a regular basis in accordance with the Company’s bylaws.  Meetings of the Board may be held either in person or by means of telephone or video conference or other communications device that permits all directors participating in the meeting to hear each other, at the offices of the Company or such other place (either within or outside the State of California) as may be determined from time to time by the Board.  Written notice of each meeting of the Board shall be given to each member of the Board:  (a) if the meeting is to be in person, at least four days prior to each such meeting, and (b) if the meeting is to be held remotely, at least forty-eight (48) hours prior to each such meeting.  At all meetings of the Board, a majority of the total number of directors, including the TGAM Director (whether in person or by proxy), shall constitute a quorum for the transaction of business; provided, however, that if two consecutive meetings are properly called at which a quorum fails to be present, (i) in the case of a meeting called by the TGAM Director, solely as a result of the Unexcused Absence (as defined below) of any of the other directors, or (ii) in the case of a meeting called by any person other than the TGAM Director, solely as a result of the Unexcused Absence of the TGAM Director, quorum for the purposes of a third consecutive properly-called meeting shall be deemed to be the directors in attendance at such third meeting.  An “Unexcused Absence” shall be deemed to occur, with respect to any director, by the failure to respond to a proper meeting notice with a reasonable, good faith justification for why such director is unable to attend such meeting and the failure to provide in good faith a commercially reasonable date on which such director will be available to attend such meeting.  If such reasonable, good faith justification is provided in a response and a commercially reasonable alternative date is proposed in good faith, such meeting shall not be counted for the purposes of determining whether quorum shall be adjusted upon the call of a third meeting at which a quorum fails to be present.

9.8          Insurance.  The Company shall maintain, from and after the Effective Date, from financially sound and reputable insurers, Directors and Officers liability insurance, each in an amount and on terms and conditions satisfactory to the Board.

9.9          Observer Rights.  Following the Effective Date, the Company shall invite, in addition to the TGAM Director(s), a representative of TGAM to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.

9.10        TGAM Protective Rights.  Without the prior written consent of TGAM, in its capacity as a Shareholder, the Company shall not undertake to do any of the following:

(a)           Amend the Charter, except as permitted by the Charter as in effect on the Effective Date;

(b)           Convert the Company to a partnership, limited liability company or any other form of entity other than in connection with the Sale of the Company;

(c)           Make any announcement or public release of information about TGAM’s ownership of Shares, or other involvement, in the Company; or

(d)           Authorize or enter into (or amend or modify) any agreement, contract or commitment to do any of the foregoing, or authorize, take or agree to take (or fail to take) any action with respect to the foregoing.

9.11        Major Investor Protective Rights.  Without the prior written consent of each Major Investor, in its capacity as a Shareholder, the Company shall not undertake to do any of the following:

(a)           Undertake a Sale of the Company or any other Deemed Liquidation Event (as defined in the Charter) (i) prior to the date that is three (3) years from the Effective Date;

(b)           Incur any indebtedness that implies a minimum fixed charge coverage ratio maintenance covenant that is less than that established by the Company’s senior lender as of the Effective Date;

(c)           Amend the Charter, including without limitation authorizing any additional shares or new classes of shares or amending the corporate purpose of the Company;

(d)           Increase or decrease the size of the Board;

(e)           Engage in any related-party transaction, other than pursuant standard agreements with Rudd relating to real estate leasebacks, on terms substantially the same as those for such transactions in place as of the Effective Date;

(f)            Make any amendment the Company’s incentive equity plan that is materially different from its historical equity incentive plans; or

(g)           Authorize or enter into (or amend or modify) any agreement, contract or commitment to do any of the foregoing, or authorize, take or agree to take (or fail to take) any action with respect to the foregoing.

ARTICLE 10
INFORMATION RIGHTS

10.1        Delivery of Financial Statements.  The Company shall deliver to each Major Investor:

(a)           as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (A) a balance sheet as of the end of such year, and (B) statements of income and of cash flows for such year, and (iii) a statement of shareholders’ equity as of the end of such year, all such financial statements prepared in accordance with GAAP and audited by independent public accountants of regionally recognized standing selected by the Company;

(b)           as soon as practicable, but in any event within forty (40) days of the end of each fiscal month of the Company, an unaudited income statement for such month, a statement of cash flows and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(c)           prior to November 15 of the year preceding each fiscal year, the Company budget for such fiscal year, including (i) monthly consolidated unaudited balance sheets and monthly statements of income and retained earnings and cash flows for the Company, (ii) key customer and product sales forecasts, and (iii) detailed projections of increases or decreases in (A) workforce, (B) personnel costs, (C) capital expenditures and (D) working capital; and

(d)           prompt written notice of the occurrence of any of the following:  (i) the commencement of any material litigation against the Company, (ii) a material loss, and (iii) the existence of any fact or occurrence, including, without limitation, receipt of any written communication from any government agency, that could reasonably be expected to result in a product recall for any of the Company’s products.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to this Section 10.1 shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

10.2        Termination of Information Rights.  The covenants set forth in this Article 10 shall terminate and be of no further force or effect (a) immediately before the consummation of a Qualified IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) with respect to each Major Investor, at such time as such shareholder ceases to be a Major Investor, whichever event occurs first.

ARTICLE 11
CONFIDENTIALITY; NON-DISPARAGEMENT

11.1        Confidentiality.  Each Shareholder agrees that such Shareholder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of-this Article 10 by such Shareholder), (b) is or has been independently developed or conceived by the Shareholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Shareholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Securities from such Shareholder, if such prospective purchaser agrees to be bound by the provisions of this Article 10; (iii) to any Affiliate, partner, member, Shareholder, or wholly owned subsidiary of such Shareholder (including, in the case of TGAM, its limited partners and prospective limited partners) in the ordinary course of business, provided that such Shareholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Shareholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

11.2        Non-Disparagement.  Each of the Shareholders and the Company agrees to (and the Company shall cause its executive officers and directors to) refrain from Disparaging the other parties hereto (including each of such other parties’ respective Affiliates, including officers, board members and partners).  Nothing in this Section 11.2 shall preclude any party from making truthful statements that are reasonably necessary to comply with applicable law, regulation or legal process, or to defend or enforce a party’s rights under this Agreement.  “Disparaging” means, personally or through an agent, making remarks, comments or statements, whether written or oral, that impugn the character, integrity, reputation, abilities or business interest of the person being disparaged.

ARTICLE 12
COVENANTS REGARDING EMPLOYEES; NONDISCLOSURE

12.1        Employee Stock.

(a)           Unless otherwise approved by the Board, all future employees and consultants of the Company who purchase, receive Stock Equivalents to purchase, or receive awards of Shares after the Effective Date shall be required to execute restricted stock or option agreements, as applicable, and any Securities issued to such Person upon the exercise of such Stock Equivalents shall be subject to any repurchase or call rights set forth in such restricted stock or option agreement.  In addition, unless otherwise approved by the Board, (a) vesting of all Stock Equivalents shall cease, and (b) any unvested Shares shall be cancelled without additional consideration upon termination of employment of a holder of Restricted Stock.

(b)           As a condition to the issuance of any Shares and exercise of any Stock Equivalent, the recipient employee or consultant shall be required to execute a Joinder Agreement.

ARTICLE 13
LEGEND ON CERTIFICATES

13.1        Legend on Certificates.

(a)           All stock certificates representing Shares and any other securities issues in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR A VALID EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED HEREBY ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SHAREHOLDERS’ AGREEMENT DATED AS OF APRIL 4, 2018 BY AND AMONG THE SHAREHOLDERS OF VINTAGE WINE ESTATES, INC.  (THE “COMPANY”) AND CERTAIN OTHER PERSONS FROM TIME TO TIME, THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF THIS SECURITY UNTIL THE

CONDITIONS THEREIN HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)           Upon termination of this Agreement, certificates for Shares may be surrendered to the Company in exchange for new certificates without the foregoing legends.

ARTICLE 14
REMEDIES

14.1        Dispute Resolution.

(a)           In the event of any claim, dispute or controversy arising out of, relating to or in connection with this Agreement (including any schedule or exhibit hereto) or the breach, termination or validity thereof or the negotiation, execution or performance thereof (including, without limitation, any claims alleging intentional misrepresentation, fraud or willful misconduct) (a “Claim”), the parties shall first attempt to settle such Claim in the first instance by mutual discussions between representatives of each Shareholder and the Company.  Within ten (10) Business Days of the receipt by a party or parties of a notice from another party or parties of the existence of a Claim (the “Arbitration Notice”), the receiving party or parties shall submit a written response to the other party or parties (the “Response”).  Both the Arbitration Notice and the Response shall include a statement of each disputing party’s position with regard to the Claim and a summary of arguments supporting that position.  Within ten (10) Business Days of receipt of the Response, the executives of the respective parties shall meet and attempt to resolve the Claim.  All negotiations pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such negotiations shall be admissible for any purpose in any subsequent proceeding.  If any Claim is not resolved within ten (10) Business Days of receipt of the Arbitration Notice (or within such longer period as to which the parties have agreed in writing), then the Claim shall be submitted to arbitration in accordance with Section 14.1(b).

(b)           Any Claim not timely resolved in accordance with Section 14.1(a), shall be finally and exclusively resolved by arbitration in accordance with the then prevailing American Arbitration Association (“AAA”) Rules and Procedures, (except as modified herein, the “Rules”).  There shall be a single arbitrator.  The parties shall have five (5) Business Days from commencement of the arbitration in accordance with the Rules to agree on a single arbitrator.  Failing timely agreement, the arbitrator shall be selected by AAA.  All arbitration pursuant to Section 14.1(c) shall be confidential and shall be treated as compromise and settlement negotiations, and no oral or documentary representations made by the parties during such arbitration shall be admissible for any purpose in any subsequent proceedings.  The place of arbitration shall be New York, New York.  Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration

Act, 9 U.S.C. § 1 et seq.  The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal.  Judgment upon any award may be entered in any court having jurisdiction.

(c)           By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award.  Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.  The parties hereby submit to the exclusive jurisdiction of the state or federal courts located in the county of New York, New York (the “Designated Courts”) for the purpose of an order to compel arbitration, for preliminary relief in aid of arbitration or for a preliminary injunction to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitrator(s), and to the non-exclusive jurisdiction of the Designated Courts for the enforcement of any award issued hereunder.

(d)           By executing and delivering this Agreement and subject in all cases to Sections 14.1(a) through (c), the parties, irrevocably (i) accept generally and unconditionally the jurisdiction and venue of the Designated Courts for such purpose; (ii) waive any objections which such party may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings brought in the Designated Courts and hereby further irrevocably waive and agree not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum; (iii) agree that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at their respective addresses provided in accordance with Section 15.5; and (iv) agree that service as provided in clause (iii) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect.

14.2        Remedies.

(a)           Covenants of the Company.  The Company agrees to use its commercially reasonable efforts, within the requirements of applicable law, to ensure that the rights given to the Shareholders hereunder are effective and that the Shareholders enjoy the benefits thereof.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith use its commercially reasonable efforts to assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding securities held by the Shareholders, assuming exercise and conversion of all outstanding Securities, in order to protect the rights of the parties hereunder against impairment and to assist the Shareholders in the exercise of their rights and the performance of their obligations hereunder.

(b)           Irrevocable Proxy and Power of Attorney.  Each of the Shareholders hereby constitutes and appoints as the proxies of such Shareholder and hereby grants a power of attorney to the Board, with full power of substitution, with respect to (i) the election of persons as members of the Board in accordance with Article 8 hereto, and (ii) votes regarding any Sale of the Company pursuant to Article 5 hereof, but excluding any consent or voting rights specifically set forth herein in favor of any party hereto pursuant to Article 5 or Article 8, which shall not be subject to the proxy, and hereby authorizes such person to represent and to vote all of such Shareholder’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of Article 8 or in favor of any Sale of the Company pursuant to and in accordance with the terms and provisions of Article 5, in each case if and only if the party fails to vote or attempts to vote (whether by proxy, in person or by written consent) in a manner which is inconsistent with the terms of this Agreement.  Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates.  Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates, (i) purport to grant any other proxy or power of attorney with respect to any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), (iii) enter into any other arrangement or understanding with any person, directly or indirectly, to vote, or (iv) grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

(c)           Specific Enforcement.  Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that the Company and each of the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

(d)           Remedies Cumulative.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

ARTICLE 15
MISCELLANEOUS

15.1        Other Business Activities.  The parties hereto, including the Company, expressly acknowledge and agree that:  (a) each Shareholder and their respective Affiliates are permitted to have, and may presently or in the future have, investments or other business or strategic relationships, ventures, agreements or other arrangements with entities other than the Company that are engaged in the business of the Company, or that are or may be competitive with the Company (any such other investment or relationship, an “Other Business”); (b) none of the Shareholders or their Affiliates will be prohibited by virtue of such Shareholder’s investments in the Company from pursuing and engaging in any Other Business; (c) none of the Shareholders or their respective Affiliates will be obligated to inform the Company or any other Shareholder of any opportunity, relationship or investment in any Other Business (a “Company Opportunity”) or to present any Company Opportunity to the Company, and the Company hereby renounces any interest in any Company Opportunity and any expectancy that a Company Opportunity will be offered to it; (d) nothing contained herein shall limit, prohibit or restrict any member of the Board from serving on the board of directors or other governing body or committee of any Other Business; and (e) no other Shareholder will acquire, be provided with an option or opportunity to shall not be deemed to limit the range of possibilities to those ier Business as a result of the participation therein of any of the Shareholders or their respective Affiliates.  The parties hereto expressly authorize and consent to the involvement of each of the Shareholders and/or their respective Affiliates in any Other Business; provided, that any transactions between the Company and/or a Subsidiary of the Company and any Other Business will be on terms no less favorable to the Company and/or the Subsidiaries of the Company than would be obtainable in a comparable arm’s-length transaction.  The parties hereto expressly waive, to the fullest extent permitted by applicable law, any rights to assert any claim that such involvement breaches any fiduciary or other duty or obligation owed to the Company by each Shareholder or to assert that such involvement constitutes a conflict of interest by such Shareholder with respect to the Company or any other Shareholder.

15.2        Termination of Agreement.  This Agreement shall be terminated:  (a) upon the mutual agreement of (i) the holders of at least fifty percent (50%) of the issued and outstanding Series A Stock then held by the Series A Shareholders, and (ii) the holders of at least fifty percent (50%) of the issued and outstanding Series B Stock then held by the Series B Shareholders, including the affirmative vote of TGAM (for so long as TGAM is a Shareholder), or (b) upon the consummation of a Sale of the Company; provided, however, that the representations and warranties of the parties hereto contained in this Agreement shall survive the termination of this Agreement.  The rights and obligations of the parties shall survive termination of this Agreement to the extent that any performance is required after such termination.

15.3        Amendment of Agreement.  This Agreement may be amended by the Company with the written consent of (i) the holders of at least fifty percent (50%) of the issued and outstanding Series A Stock then held by the Series A Shareholders and (ii) the holders of at least fifty percent (50%) of the issued and outstanding Series B Stock then held by the Series B Shareholders, including the affirmative vote of TGAM (for so long as TGAM is a Shareholder); provided that in no event shall any such amendment materially and adversely affect the rights or obligations of any one Shareholder disproportionately vis-à-vis the other Shareholders without the prior written consent of such Shareholder unless such amendment materially and adversely affects, proportionately, the same rights and obligations of all Shareholders holding the same class and type of Securities;

15.4        Termination of Status as Shareholder.  From and after the date that a Shareholder ceases to own any Securities, such Shareholder shall no longer be deemed to be a Shareholder for purposes of this Agreement, and all rights such Shareholder may have hereunder (including the right to exercise any right herein granted) shall terminate.

15.5        Notices.  Any notice provided for in this Agreement must be in writing and must be delivered personally or by first class mail (postage prepaid and return receipt requested), electronic mail, confirmed facsimile (provided, however, that notices delivered by facsimile shall only be effective if such notice is also delivered by hand, or mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier (charges prepaid), on or before two (2) Business Days after its delivery by facsimile) or reputable overnight courier service (charges prepaid) to the recipient at the address indicated on the signature pages hereto.

15.6        Construction.  The use of the singular or plural or masculine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be.

15.7        Counterparts; Electronic Signatures.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  An electronic copy of this agreement (or any counterpart hereof) shall be deemed to be an original.  The exchange of copies of this Agreement and of signature pages by electronic or facsimile transmission shall constitute effective execution and delivery of this Agreement, and such copies, electronically transmitted pages or facsimile pages may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted electronically or by facsimile shall be deemed to be original signatures for all purposes.

15.8        Descriptive Headings.  Title headings are for reference purposes only and shall have no interpretative effect.

15.9        Entire Agreement.  This Agreement, and the Prior Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof.

15.10      Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns including, without limitation, Permitted Transferees to the extent provided for in this Agreement.

15.11      Applicable Law.  This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of California applicable to contracts made in that State.

15.12      Severability.  The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

15.13      Headings.  The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

15.14      No Strict Construction.  The parties hereto jointly participated in the negotiation and drafting of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent.  This Agreement shall be construed as if drafted jointly by the parties hereto, and no rule of strict construction shall be applied against any person.

15.15      Interpretation.  Whenever the term “include” or “including” is used in this Agreement, it shall mean “including, without limitation,” (whether or not such language is specifically set forth) and shall not be deemed to limit the range of possibilities to those items specifically enumerated.  The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision.  Terms defined in the singular have a comparable meaning when used in the plural and vice versa.

15.16      Spousal Consent.  If any individual Shareholder is married or does marry and is or becomes a resident of a community property state, such Shareholder’s spouse shall promptly execute and deliver to the Company a Spousal Consent.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Shareholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties.

15.17      Amendment of Prior Agreement.  Pursuant to Section 6.6 of the Prior Agreement, the Prior Shareholders, representing the Prior Agreement Requisite Shareholders, hereby approve and adopt the amendment and restatement of the Prior Agreement in the form attached hereto as Exhibit C on behalf of all Prior Shareholders party to the Prior Agreement.  The Company and all other Shareholders acknowledge the Prior Agreement, as so amended and restated, and agree that the Prior Agreement, as so amended and restated, shall continue in full force and effect following the execution of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Shareholders’ Agreement to be duly executed, as of the date first above written.

COMPANY:

VINTAGE WINE ESTATES, INC.

	By:	/s/ Pat Roney
	Name:	Pat Roney
	Title:	CEO, President and Secretary

Address for Notices:

205 Concourse Blvd
Santa Rosa, CA 95403

SIGNATURE PAGE TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Shareholders’ Agreement to be duly executed, as of the date first above written.

SHAREHOLDERS:

TGAM:

TGAM AGRIBUSINESS FUND HOLDINGS LP

By: TGAM AGRIBUSINESS FUND GP LLC, its General Partner

	By:	AGR PARTNERS, LLC
Its Sole Member

	By:	/s/ Dan Masters
		Name:	Dan Masters
		Title:	Managing Director

Address for Notices:

TGAM Agribusiness Fund LP

Facsimile:
Attention:

SIGNATURE PAGE TO THE SHAREHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Shareholders’ Agreement to be duly executed, as of the date first above written.

SHAREHOLDERS:

/s/ Darrell Swank
LESLIE G. RUDD LIVING TRUST U/A/D MARCH 31, 1999 — By Darrell Swank as Attorney-in-Fact pursuant to POA dated 1/19/2017

Address for Notices:

2416 E. 37 St. N
Wichita, KS 67235

/s/ Steven Kay
SLR 2012 GIFT TRUST — STEVEN KAY, TRUSTEE

Address for Notices:

2416 E 37 St. N
Wichita, KS 67235

/s/ Pat Roney, Trustee /s/ Laura Roney, Trustee
PATRICK AND LAURA RONEY TRUST

Address for Notices:

532 Jenifer Ct
Santa Rosa, CA 95404

/s/ Pat Roney, Trustee
PATRICK RONEY 2016 GRANTOR TRUST

Address for Notices:

532 Jenifer Ct
Santa Rosa, CA 95404

/s/ Laura Roney, Trustee
LAURA RONEY 2016 GRANTOR TRUST

Address for Notices:

532 Jenifer Ct
Santa Rosa, CA 95404

/s/ Sean Roney
SEAN RONEY

Address for Notices:

8027 Macaw Ct
Rohnert Park, CA 94928

/s/ Anne H. Stewart
ANNE H. STEWART

Address for Notices:

2929 Westheimer Road, Apt 220
Houston, Texas 77098

/s/ Chuck Sweeney
CHUCK SWEENEY

Address for Notices:

1520 Railroad Avenue
St. Helena, CA 94574

/s/ Marco A. Digiulio
MARCO A. DIGIULIO

Address for Notices:

1245 Firview Drive
Calistoga, CA 94515

/s/ Vicki Daigneault
VICKI DAIGNEAULT

Address for Notices:

905 North Harbor Drive #8
Portland OR 97217

/s/ Linda Butler
LINDA BUTLER

Address for Notices:

1107 Mt George Avenue
Napa, CA 94588

/s/ Ron Coleman
RON COLEMAN

Address for Notices:

371 1st Avenue S.
Walla Walla, WA 99362

/s/ Michell Ruggirello
MICHELL RUGGIRELLO

Address for Notices:

207 Partridge Ct
Windsor, CA 95492

SCHEDULE I-A

SCHEDULE OF SERIES A HOLDERS

Series A Holders

Leslie G. Rudd Living Trust

Patrick Roney and Laura Roney Trust

Laura G. Roney 2016 GRAT

Patrick A. Roney 2016 GRAT

SLR 2012 Gift Trust

Sean Roney

Charles Sweeney

Anne Halliburton Stewart

Marco DiGiulio

Vicki Daigneault

Linda Butler

Ron Coleman

Michell Ruggirello

SCHEDULE I-B

SCHEDULE OF SERIES B HOLDERS

Series B Holders

TGAM Agribusiness Fund Holdings LP

SCHEDULE II

APPOINTMENT OF DIRECTORS BY SERIES A HOLDERS

For so long as the below-named Series A Shareholders own any Series A Stock, the four (4) directors to be nominated by Series A Shareholders for whom all Shareholders agree to vote pursuant to Section 9.2 of the Agreement shall be determined by Rudd and Roney in accordance with Section 1 of the Prior Agreement.

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”), is executed by the undersigned (the “Transferee”), pursuant to the terms of that certain Shareholders’ Agreement (the “Agreement”) by and among Vintage Wine Estates, Inc., a California corporation (the “Company”) and the Shareholders party thereto.  By the execution of this Joinder Agreement, Transferee agrees as follows:

1.             Acknowledgment.  Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), which shares are subject to the terms and conditions of the Agreement.  Transferee acknowledges receipt of a copy of the Agreement (as amended through the Effective Date).

2.             Agreement.  As partial consideration for such transfer, Transferee hereby (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, to the same extent and with the same rights and obligations as the person from whom such Stock is received and (ii) agrees to become a party to the Agreement with the same force and effect as if Transferee were originally a party thereto.

3.             Notice.  Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.             Spouse.  The spouse of the undersigned Transferee, if applicable, executes this Agreement to acknowledge its fairness and that it is in such spouse’s best interests and to bind to the terms of the Agreement such spouse’s community interest, if any, in the Stock.

5.             Governing Law.  In all respects, including all matters of construction, validity and performance, this Joinder Agreement and the obligations of each party arising hereunder shall be governed by, construed and enforced in accordance with, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

6.             Counterparts; Facsimile or PDF Signatures.  This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Joinder Agreement shall be considered signed when the signature of a party is delivered by facsimile transmission or PDF e-mail, which facsimile or PDF e-mail signature shall be treated in all respects as having the same effect as an original signature.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement effective as of the date set forth below.

TRANSFEREE:

(Print Name of Transferee)

(Signature)

(Name of Signatory, if Transferee is an entity)

(Title of Signatory, if Transferee is an entity)

Address:

Fax/Email:

TRANSFEREE’s SPOUSE (if applicable):

(Signature)

Acknowledged and accepted on                             by:

VINTAGE WINE ESTATES, INC.,
a California corporation

By:
Name:
Title:

SIGNATURE PAGE TO JOINDER AGREEMENT TO THE SHAREHOLDERS’ AGREEMENT